Posting Supplement No. 142 dated March 3, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 355745

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
355745	$17,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 355745. Member loan 355745 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Accurate Tool co.	Debt-to-income ratio:	7.93%
Length of employment:	12 years	Location:	Coatesville, PA

Home town:
Current & past employers:	Accurate Tool co., Wamac Industries
Education:	Delaware County Community College

This borrower member posted the following loan description, which has not been verified:

I am a Real estate investor in Pa. I need down payment money for a hard money loan to purchase, rehab and then refinance for long term cashflow

A credit bureau reported the following information about this borrower member on September 8, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	24
Revolving Credit Balance:	$15,146.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 372736

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372736	$6,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372736. Member loan 372736 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	NISCAYAH	Debt-to-income ratio:	20.43%
Length of employment:	1 year	Location:	IRVING, TX

Home town:	GARLAND
Current & past employers:	NISCAYAH, LSI, THE GRAPHICS GROUP (SELF)
Education:	University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

I took a signature debt consolidation about a year ago with Citifinancial. I have 709 credit score and nothing past due, just had a lot of revolving debt. I pay everything on time - but want to get out from underneath this 26% interest loan. I pay $300 per month (my minimum payment is $288, no prepayment penalty) and some months make an extra payment just to try to get it paid off sooner.

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,694.00	Public Records On File:	0
Revolving Line Utilization:	63.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 375470

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375470	$8,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375470. Member loan 375470 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	PEC Corp.	Debt-to-income ratio:	19.51%
Length of employment:	1 year	Location:	Pueblo West, CO

Home town:	Gunnison
Current & past employers:	PEC Corp., United Parcel Service
Education:	Mesa State College, Metropolitan State College of Denver

This borrower member posted the following loan description, which has not been verified:

I have three credit cards that are costing my $700 a month in fees and a car loan that is costing $409 a month. I would like to close two credit card accounts and payoff car and reduce my monthly payments.

A credit bureau reported the following information about this borrower member on January 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	38
Revolving Credit Balance:	$7,936.00	Public Records On File:	0
Revolving Line Utilization:	50.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376010

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376010	$5,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376010. Member loan 376010 was requested on February 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	General Dynamics	Debt-to-income ratio:	15.20%
Length of employment:	1 year 1 month	Location:	New Bedford, MA

Home town:	Figueira da Foz
Current & past employers:	General Dynamics, Raytheon Corporation, Excell Switching
Education:	Bridgewater State College

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay off a loan that I have with high interest rate.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	16
Revolving Credit Balance:	$28,637.00	Public Records On File:	0
Revolving Line Utilization:	63.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378839

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378839	$9,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378839. Member loan 378839 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	Capital One Bank	Debt-to-income ratio:	8.53%
Length of employment:	1 year	Location:	west hempstead, NY

Home town:	St. Thomas
Current & past employers:	Capital One Bank
Education:	Nassau Community College

This borrower member posted the following loan description, which has not been verified:

I am taking out this loan for my upcoming wedding and to help my brother to go to college

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,052.00	Public Records On File:	0
Revolving Line Utilization:	57.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 378929

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378929	$13,475	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378929. Member loan 378929 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,290 / month
Current employer:	Panther II Transportation	Debt-to-income ratio:	18.08%
Length of employment:	9 years 11 months	Location:	Medina, OH

Home town:	Oklahoma City
Current & past employers:	Panther II Transportation, Glenbrook Hospital, Glenview IL
Education:	Lake Forest College, Lake Forest, IL, Casady School, Oklahoma City, OK

This borrower member posted the following loan description, which has not been verified:

One of my credit card companies Washington Mutual that I had been paying faithfully, on time, not going over my limit, with online bill pay, sent a notice with a statement a few months ago notifying me that if I did not opt out in writing by a certain date my interest rate would be raised. I did not see it this notice, therefore did not opt out. I just discovered that my interest rate went from 10.24% on $3,840.99 and 23.99 on $213.71 and 11.74% on $9,284.79 to 21.99% and 23.24% - from $122.00 finance charge a month to $241.56 a month. I really want to pay this credit card company off, and not pay them one more red cent in interest. My goal is to pay off all my debt and learn to live within my means and have a savings for emergencies. I owed $13,208.97 on this card before I made my last payment of 405.00.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,688.00	Public Records On File:	1
Revolving Line Utilization:	92.10%	Months Since Last Record:	114
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379373

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379373	$5,500	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379373. Member loan 379373 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	OnAssignment Lab Support- Sanofi Pasteur	Debt-to-income ratio:	15.64%
Length of employment:	1 year 10 months	Location:	POCONO SUMMIT, PA

Home town:	East Stroudsburg
Current & past employers:	OnAssignment Lab Support- Sanofi Pasteur, Joule Scientific- Givaudan Fragrance Corp
Education:	East Stroudsburg University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

Hi, My name is Adamma Ofoegbu. I am requesting a personal loan in the amount of $5,500 USD. The purpose of this loan is for me to invest in my education. I am eager to go back to school to get my Masters degree in Business (MBA). I am planning on taking the GMAT's but would like to enroll in a prep course. The prep course is very expensive and I am unable to pay for the course at this time. I need the loan to help assist me in paying for the prep course to get a jump start on my plans to earning a masters degree. Thank You

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,403.00	Public Records On File:	0
Revolving Line Utilization:	83.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379423

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379423	$4,800	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379423. Member loan 379423 was requested on February 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	rocha construction	Debt-to-income ratio:	13.82%
Length of employment:	2 years 3 months	Location:	dryden, NY

Home town:	ithaca
Current & past employers:	rocha construction
Education:

This borrower member posted the following loan description, which has not been verified:

We need this money for our wedding. We have most all the money that we need but we are lacking about 4000. If we got4000 dollars our wedding would be completely the way we want it.

A credit bureau reported the following information about this borrower member on February 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	32
Revolving Credit Balance:	$1,095.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379749

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379749	$20,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379749. Member loan 379749 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	eSpindle Learning	Debt-to-income ratio:	20.07%
Length of employment:	5 years	Location:	Sebastopol, CA

Home town:	Frankfurt
Current & past employers:	eSpindle Learning, AromaLand
Education:	DePaul University, Excelsior College, Thomas Edison State College, Technische Universitaet, Freie Universitaet

This borrower member posted the following loan description, which has not been verified:

We are seeking funds to finance additional development at www.eSpindle.org, an innovative online tutoring concept. eSpindle Learning is a 501(c)3 nonprofit organization, but designed to become a self-sustaining organization that can finance scholarships and other charitable efforts through membership fees. If you are interested in the concept of social entrepreneurship, and would like to contribute to an exciting project, please read on. eSpindle Learning was started by parents who did not like to see their kids struggle. We were quite concerned about the state of education and literacy (http://www.espindle.org/literacy_facts.html) in the country. Noticing that a truly effective tool for successfully committing words to long-term memory was sorely needed, we founded and developed an online tutoring concept to help students and English Language Learners get the coaching they need to succeed. The organization earns revenue from memberships and site licenses, and maintains a substantial number of scholarships for disadvantaged students. For more information, please refer to our homepage, http://www.eSpindle.org, or our Wikipedia entry, http://en.wikipedia.org/wiki/ESpindle_Learning. We won various awards, were invited to present at the Software and Information Industry Association as an innovator company, and continue to grow even in the current climate, largely because our members stay enrolled for a long time period. Being a nonprofit has excluded us from investor involvement, and the project has been financed exclusively through private loans and credit cards. Over our 5 years of history, we have assembled a great team of professionals and volunteers, empowering us to develop projects very cost effectively. Our revamped site will launch in early March. However, our bootstrapped financing is seriously impacting our growth. Here is what we will do with your investment: --- Increase options for members to enroll without out-of-pocket expense, using Scrip and Affiliate paybacks to finance membership and earn additional rewards (see www.espindle.org/free_tutoring.html for the first step) --- Create a ?connector? that allows members to quickly add words they find difficult to their learning profile for priority study. This will provide an effective integration vehicle with online dictionaries (eSpindle Learning enjoys partnerships with dictionary.com, Oxford University Press, and Ultralingua) --- Translate the eSpindle slide show into multiple languages to support global expansion --- Integrate eSpindle with textbooks and curricula of leading publishers for future partnership opportunities --- Boost our PR efforts An additional note regarding my credit profile: While I hold a relatively large amount of personal debt, this is actually business debt, privately financed. While my low salary would be cause for concern if this were indeed personal debt, it is in this case simply a sign of my commitment to the program. This is a truly unique opportunity to not only have your money earn interest, but also create social change and get involved in a great, innovative program at the same time! A low vocabulary seriously impacts one?s ability to think critically and communicate clearly, eliminating the chance of success, both academically and personally. If you would like to become part of this innovative solution, please consider lending all or part of this request. Please feel free to contact me personally with any questions you might have.

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,260.00	Public Records On File:	0
Revolving Line Utilization:	77.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379778

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379778	$7,500	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379778. Member loan 379778 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Andrew Mitchell Holdings	Debt-to-income ratio:	8.92%
Length of employment:	7 years 6 months	Location:	jamestown, NY

Home town:	Dunkirk
Current & past employers:	Andrew Mitchell Holdings, Bath and Body Works
Education:

This borrower member posted the following loan description, which has not been verified:

Hi my name is Katie. I am currently working to expand my business in New York. Currently my business focus' on real estate development and management. Now don't get scared that the word real estate is involved. We are extremely conservative and I work in an area in Western New York. This area was never affected by the boom whether positively or negatively. We manage vacation rentals close to the ski resorts and we also own mixed use apartment buildings. I would like to expand the business and do better marketing and upgrade our equiptment. (servers etc) I would also like to hire a new employee. The SBA is a joke right now and conventional lenders are also.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,590.00	Public Records On File:	0
Revolving Line Utilization:	17.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379811

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379811	$15,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379811. Member loan 379811 was requested on February 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,462 / month
Current employer:	BlueCrossBlueShield	Debt-to-income ratio:	20.15%
Length of employment:	3 years	Location:	Maple Grove, MN

Home town:
Current & past employers:	BlueCrossBlueShield
Education:	Wichita State University

This borrower member posted the following loan description, which has not been verified:

To pay off high APR% Credit Cards. To become debt free.

A credit bureau reported the following information about this borrower member on February 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,123.00	Public Records On File:	0
Revolving Line Utilization:	98.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 379896

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379896	$10,775	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379896. Member loan 379896 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,733 / month
Current employer:	nassau inn	Debt-to-income ratio:	5.02%
Length of employment:	1 year	Location:	hopewell, NJ

Home town:	New Brunswick
Current & past employers:	nassau inn, chimney rock inn
Education:	Raritan Valley Community College

This borrower member posted the following loan description, which has not been verified:

Loan for used truck and materials to start landscaping business

A credit bureau reported the following information about this borrower member on February 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,889.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 379902

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379902	$5,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379902. Member loan 379902 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,375 / month
Current employer:	Primary Color Inc.	Debt-to-income ratio:	23.29%
Length of employment:	4 years 4 months	Location:	Los Angeles, CA

Home town:	San Diego
Current & past employers:	Primary Color Inc., Paper Chase Printing
Education:	Fashion Institute of Design & Merchandising in Los Angeles (FIDM)

This borrower member posted the following loan description, which has not been verified:

consolidation of debt

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,752.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379903

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379903	$20,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379903. Member loan 379903 was requested on February 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Oberon Associates, A Stanley Company	Debt-to-income ratio:	9.52%
Length of employment:	3 years 1 month	Location:	Vail, AZ

Home town:	Ocala
Current & past employers:	Oberon Associates, A Stanley Company, US Army
Education:	Norwich University, The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

Recently bought a home, and new appliances. Now looking to responsibly consolidate debt and improve cashflow by reducing interest payments and the total number of creditors.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	67
Revolving Credit Balance:	$22,424.00	Public Records On File:	0
Revolving Line Utilization:	34.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379920

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379920	$18,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379920. Member loan 379920 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,729 / month
Current employer:	Small Town Pizzaria	Debt-to-income ratio:	14.33%
Length of employment:	5 years 2 months	Location:	Temple, GA

Home town:	Atlanta
Current & past employers:	Small Town Pizzaria, Motorola
Education:	University of Georgia

This borrower member posted the following loan description, which has not been verified:

Recently, Wells Fargo up and decided to raise our APR to 23%. This was implemented after they reduced our home equity line. Even though I have never been late, our line was reduced and our credit card rates were increased. Because the available credit shortened, my fico score has also been affected. I am looking for a short term loan of 36 months where I can pay off the majority of my credit card debt and save on the interest. I have been gainfully employeed at the same job for over 5 years and I am a partner owner in a local restaurant. My motivation is to save at least a few percent on the payments that I am currently making.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,824.00	Public Records On File:	0
Revolving Line Utilization:	95.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379923

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379923	$8,400	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379923. Member loan 379923 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	jeremiahs international	Debt-to-income ratio:	9.53%
Length of employment:	5 years 2 months	Location:	saint petersburg, FL

Home town:	casablanca
Current & past employers:	jeremiahs international, vinoy resort
Education:	itc casablanca

This borrower member posted the following loan description, which has not been verified:

I would like to purchase a home for myself. I have found a few properties locally that are being sold at a very small percentage of their actual value. I have been renting for 15 years now and I'm ready to buy a home at an affordable price. Now, locally there are plenty 3/2 homes that would cost me much less than rent per month if I purchased them outright. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,243.00	Public Records On File:	0
Revolving Line Utilization:	71.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 379948

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379948	$8,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379948. Member loan 379948 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,964 / month
Current employer:	Pioneer Nutritional	Debt-to-income ratio:	24.63%
Length of employment:	6 years 3 months	Location:	Shelburne Falls, MA

Home town:
Current & past employers:	Pioneer Nutritional, WGBH Educational Foundation
Education:	Skidmore College

This borrower member posted the following loan description, which has not been verified:

My request is really simple. This loan will consolidate a handful of debts I am already paying regularly without fail. This one loan payment will simply replace all the payments I am currently making on the debts I've chosen to include in this figure. (I have not included a couple as their rates are already great and I'm making fast progress there.) I just want to accelerate my overall pay-off progress a bit by shaving a few more percentage points off interest rates and having a fixed schedule for pay-off. I have done this a couple of times already with terrific success. Over the past several years, I have turned my financial life around penny by penny. I went from having a very low FICO, twice as much debt and several derogatory credit marks due to an isolated personal hardship, to cleaning up everything through perseverance, sacrifice and hard work. I am incredibly proud of myself and confident in my ability to become debt free in just a few more years! My partner is self-employed and work is slow right now. We are not in trouble yet, but I want to be proactive about "tightening up the ship" and not spending money where I don't have to. That includes high interest rates on debt. We are already limiting our spending to necessary items. Rest assured, I am very serious about fulfilling my obligations to lenders. Financial health is my #1 priority.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	58
Revolving Credit Balance:	$8,928.00	Public Records On File:	0
Revolving Line Utilization:	62.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 379982

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379982	$18,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379982. Member loan 379982 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	ISU Sanford & Gilbert	Debt-to-income ratio:	17.22%
Length of employment:	20 years 1 month	Location:	Fresno, CA

Home town:	Fresno
Current & past employers:	ISU Sanford & Gilbert
Education:	California State University-Fresno (CSU Fresno)

This borrower member posted the following loan description, which has not been verified:

Help pay programming costs for my Computer Software business 'Winsure". We are a small software company that works exclusively with the Insurance Agency Industry. Our program handles the Accounting and Marketing for small to mid-sized Independent Insurance Agencies primarily in the Western United States. The company has existed since 1986 and I have owned the company since 2000. We are in the middle of a major upgrade and need some capital to help expand marketing as well as pay sub contracted programming (all in the United States). I have used Social Lending before and had a Prosper Loan that I paid off 18 months early. I intend on doing the same with Lending Club. I would be happy to provide any details needed.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	64
Revolving Credit Balance:	$221,811.00	Public Records On File:	0
Revolving Line Utilization:	53.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 379991

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379991	$12,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379991. Member loan 379991 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Self-Employed/Business Owner	Debt-to-income ratio:	22.93%
Length of employment:	15 years	Location:	Yakutat, AK

Home town:	Sitka
Current & past employers:	Self-Employed/Business Owner
Education:	Alaska Vocational Technical Center

This borrower member posted the following loan description, which has not been verified:

I have been a commercial fisherman for 40 years and for the last 15 years I also own and operate a Sportfishing Guide and Outfitting business in a remote area of Alaska. In this area, for the past couple of years, we are experiencing low numbers of returning Pacific salmon. The purpose of this loan is to consolidate debt and to have operating capital for the upcoming 2009 Commercial Fishing and Sportfish Guiding season.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,597.00	Public Records On File:	0
Revolving Line Utilization:	71.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 380000

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380000	$20,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380000. Member loan 380000 was requested on February 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$25,917 / month
Current employer:	RGM LLC	Debt-to-income ratio:	10.24%
Length of employment:	2 years 3 months	Location:	Anchorage, AK

Home town:	Fairbanks
Current & past employers:	RGM LLC
Education:

This borrower member posted the following loan description, which has not been verified:

I just finished my second year in business with my retail flooring store. I have loans and credit lines with vendors. The volume the store does is substantial for my size, although I took the same dive as the rest of the US last quarter. I have a Property Management company that I do large volume with and I extend them 30 day terms. I have been working with this established PM since 2003, before I opened on my own; they have always been consistent on their payables 20-25 days. The PM has a strict 4 day turn around time, and materials take 7-10 days to arrive. This requires me to have a large amount of material available for the short scheduling issues. The last several years I have only sold materials and the labor was provided direct through a 3rd party contractor. Recently they requested I take over the labor as well, and I have, creating more labor costs and a larger cash flow need. The time lag between ordering, installing, paying installer, and receiving payables is where the need arises. Being new in business the local banks have only done short term loans and the "small" origination fees add up quick. I have been able to obtain enough capitol to operate; I feel that I am missing opportunity along the way. Some of my vendors offer a 5% discount if the invoice is paid in 20 days vs. a net/30 or net/40. I have rarely been able to take advantage of these, and I know I need to. Add the interest, fees, and missed discounts together and I feel I am losing a lot of profit. A long term business loan or a credit line would go miles towards me recapturing this lost revenue.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1982	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$77,093.00	Public Records On File:	0
Revolving Line Utilization:	90.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380008

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380008	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380008. Member loan 380008 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Fed Ex Ground	Debt-to-income ratio:	8.65%
Length of employment:	10 years	Location:	Plainfield, NJ

Home town:
Current & past employers:	Fed Ex Ground, BF Goodrich Aerospace
Education:

This borrower member posted the following loan description, which has not been verified:

Total project is $87,000.00, I`m about 13,000.00 short.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	63
Revolving Credit Balance:	$135,594.00	Public Records On File:	0
Revolving Line Utilization:	34.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380112

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380112	$5,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380112. Member loan 380112 was requested on February 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	n/a	Debt-to-income ratio:	22.18%
Length of employment:	n/a	Location:	staten island, NY

Home town:	Brooklyn
Current & past employers:	community transportation
Education:

This borrower member posted the following loan description, which has not been verified:

needed to pay bills off

A credit bureau reported the following information about this borrower member on February 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,040.00	Public Records On File:	1
Revolving Line Utilization:	45.20%	Months Since Last Record:	35
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 380114

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380114	$20,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380114. Member loan 380114 was requested on February 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$16,667 / month
Current employer:	n/a	Debt-to-income ratio:	6.38%
Length of employment:	20 years	Location:	Cincinnati, OH

Home town:	Cincinnati
Current & past employers:
Education:	University of Notre Dame

This borrower member posted the following loan description, which has not been verified:

hi, first time trying this, am interested in obtaining funds to purchase equipment for my new business venture. could probably obtain loan from bank, but am tired of the hassle. thx!

A credit bureau reported the following information about this borrower member on February 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1981	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$65,361.00	Public Records On File:	0
Revolving Line Utilization:	3.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 380134

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380134	$20,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380134. Member loan 380134 was requested on February 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,565 / month
Current employer:	Bomac Exterminating Company, Inc	Debt-to-income ratio:	4.34%
Length of employment:	6 years 4 months	Location:	Birmingham, AL

Home town:	Birmingham
Current & past employers:	Bomac Exterminating Company, Inc, Walgreen, Knight-Ridder, US House of Representatives, Morehouse College, United Way, Urban League
Education:	Morehouse College, Miles College, Spelman College, Clark Atlanta University

This borrower member posted the following loan description, which has not been verified:

Buying more rental property at super low prices. My phone is ringing off the hook for rental property and I can't get the houses fast enough. All purchases have over 65% equity at time of purchase. Most have 70% + after cosmetic repairs. Need money to cover 2 of 5 houses currently under contract.

A credit bureau reported the following information about this borrower member on February 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$92,549.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 380158

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380158	$5,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380158. Member loan 380158 was requested on February 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	United Health Group	Debt-to-income ratio:	18.92%
Length of employment:	1 year 2 months	Location:	DALLAS, TX

Home town:	Milwaukee
Current & past employers:	United Health Group, Dallas County Health and Human Services
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

loan to pay extra wedding expenses

A credit bureau reported the following information about this borrower member on February 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	24	Months Since Last Delinquency:	2
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380184

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380184	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380184. Member loan 380184 was requested on February 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Bonillas Elementary	Debt-to-income ratio:	7.61%
Length of employment:	12 years	Location:	TUCSON, AZ

Home town:	Houston
Current & past employers:	Bonillas Elementary, St Mary's Seminary in Baltimore, MD
Education:	The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

A need to update the house to code.

A credit bureau reported the following information about this borrower member on February 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1987	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	24
Revolving Credit Balance:	$22,493.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380192

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380192	$5,300	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380192. Member loan 380192 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	BDO Seidman LLP	Debt-to-income ratio:	15.24%
Length of employment:	5 years	Location:	Flushing, NY

Home town:	Brooklyn
Current & past employers:	BDO Seidman LLP, YMCA
Education:	University of Hartford

This borrower member posted the following loan description, which has not been verified:

Repayment to University of Hartford for purpose of receiving transcript and re-applying to CUNY.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	53
Revolving Credit Balance:	$2,401.00	Public Records On File:	0
Revolving Line Utilization:	57.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380204

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380204	$13,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380204. Member loan 380204 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Self Employed	Debt-to-income ratio:	14.40%
Length of employment:	3 years	Location:	carlsbad, CA

Home town:	San Diego
Current & past employers:	Self Employed, Moreno Aerial Photo Surveys
Education:	National University

This borrower member posted the following loan description, which has not been verified:

Credit Consolidation

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	24	Months Since Last Delinquency:	13
Revolving Credit Balance:	$13,780.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380233

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380233	$7,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380233. Member loan 380233 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Eyeblaster Inc	Debt-to-income ratio:	5.83%
Length of employment:	3 years 11 months	Location:	Jersey City, NJ

Home town:	New Rochelle
Current & past employers:	Eyeblaster Inc, GraficaGroup, Bloomberg, LLP, Merrill Lynch
Education:	Albright College

This borrower member posted the following loan description, which has not been verified:

I would like to get a loan to consolidate some of my credit cards and my car loan and combine them into one payment.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	76
Revolving Credit Balance:	$8,091.00	Public Records On File:	0
Revolving Line Utilization:	36.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380297

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380297	$7,700	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380297. Member loan 380297 was requested on February 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	B.B. Chemicals, Inc.	Debt-to-income ratio:	24.50%
Length of employment:	6 months	Location:	Eustace, TX

Home town:	Poteet
Current & past employers:	B.B. Chemicals, Inc., Self-Employed, Tex-Systems & Services
Education:

This borrower member posted the following loan description, which has not been verified:

I have only one credit card, but the interest I am paying on it is outragiously high. I want to pay it off and cancel it. Thanks!

A credit bureau reported the following information about this borrower member on February 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1983	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,734.00	Public Records On File:	0
Revolving Line Utilization:	75.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380363

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380363	$10,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380363. Member loan 380363 was requested on February 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Shell Designs	Debt-to-income ratio:	19.44%
Length of employment:	4 years 6 months	Location:	Provincetown, MA

Home town:	Springfield
Current & past employers:	Shell Designs, Dolphin Fleet
Education:	UMass Amherst

This borrower member posted the following loan description, which has not been verified:

$ credits cards totaling $16,000 and a car loan of $4,000.

A credit bureau reported the following information about this borrower member on February 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,944.00	Public Records On File:	0
Revolving Line Utilization:	57.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380430

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380430	$4,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380430. Member loan 380430 was requested on February 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Ixtlan Inc.	Debt-to-income ratio:	13.68%
Length of employment:	2 years 4 months	Location:	Los Angeles, CA

Home town:	Long Beach
Current & past employers:	Ixtlan Inc., Steel Company
Education:	University of San Diego, University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

Recently received a raise and promotion and just want to bring all my debt into one place under a lower interest rate, as I'm now financially poised to get completely out of debt. Thank you.

A credit bureau reported the following information about this borrower member on February 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	17
Revolving Credit Balance:	$4,764.00	Public Records On File:	0
Revolving Line Utilization:	79.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 380479

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380479	$7,675	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380479. Member loan 380479 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Hovland Conservatory of Music	Debt-to-income ratio:	16.37%
Length of employment:	1 year 2 months	Location:	Saint Paul, MN

Home town:	Saint Paul
Current & past employers:	Hovland Conservatory of Music, eHovland Information Design, Inc.
Education:	Bob Jones University

This borrower member posted the following loan description, which has not been verified:

I am tired of paying 20-25% interest on debts I accumulated in college and on my honeymoon. I will use this money to immediately consolidate balances on 3 cards to dramatically improve my credit score and cut wasted finance charge expenses. After doing some research, this looks like a financially sensible way to reduce my debt. My job is stable and debt to income ratio is excellent.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,083.00	Public Records On File:	0
Revolving Line Utilization:	71.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380513

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380513	$7,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380513. Member loan 380513 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Tullett Prebon USA Inc	Debt-to-income ratio:	7.50%
Length of employment:	15 years	Location:	Tinton Falls, NJ

Home town:	London
Current & past employers:	Tullett Prebon USA Inc
Education:	Queen Elizabeth's

This borrower member posted the following loan description, which has not been verified:

Loan to fence in primary residence.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$79,333.00	Public Records On File:	0
Revolving Line Utilization:	4.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380527

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380527	$20,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380527. Member loan 380527 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Souza LLC	Debt-to-income ratio:	22.24%
Length of employment:	1 year 1 month	Location:	CATONSVILLE, MD

Home town:	Washington
Current & past employers:	Souza LLC
Education:	Widener University-Delaware Campus, Mount St. Mary's University

This borrower member posted the following loan description, which has not been verified:

To pay off credit card debt and taxes due to IRS and the State of Maryland.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,520.00	Public Records On File:	0
Revolving Line Utilization:	76.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380553

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380553	$7,200	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380553. Member loan 380553 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,290 / month
Current employer:	Jefferds Corporation	Debt-to-income ratio:	18.57%
Length of employment:	3 years	Location:	Ona, WV

Home town:	Ona
Current & past employers:	Jefferds Corporation
Education:	Marshall University

This borrower member posted the following loan description, which has not been verified:

I'm looking to consolidate a few credit cards before I get married. Also looking to buy parts for my truck; losing oil pressure and need to keep it on the road.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,625.00	Public Records On File:	0
Revolving Line Utilization:	56.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 380617

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380617	$8,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380617. Member loan 380617 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Mike Levesque Music	Debt-to-income ratio:	10.53%
Length of employment:	6 years	Location:	White Plains, NY

Home town:
Current & past employers:	Mike Levesque Music, Photomag Sound Studios
Education:	Suny Purchase

This borrower member posted the following loan description, which has not been verified:

Loan for a used Motorcycle

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1974	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	50
Revolving Credit Balance:	$9,348.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 380618

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380618	$20,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380618. Member loan 380618 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,450 / month
Current employer:	state of nevade gaming control board	Debt-to-income ratio:	1.77%
Length of employment:	15 years 6 months	Location:	navarre, NV

Home town:	Lafayette
Current & past employers:	state of nevade gaming control board
Education:	University of Nevada-Las Vegas

This borrower member posted the following loan description, which has not been verified:

a short term unsecured personal loan or line of credit for $20,000

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,825.00	Public Records On File:	0
Revolving Line Utilization:	22.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 380656

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380656	$2,475	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380656. Member loan 380656 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	US Military	Debt-to-income ratio:	19.87%
Length of employment:	14 years 6 months	Location:	Oceanside, CA

Home town:	Ingleside
Current & past employers:	US Military
Education:

This borrower member posted the following loan description, which has not been verified:

Request Money to consolidate all debt.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	47
Revolving Credit Balance:	$5,517.00	Public Records On File:	0
Revolving Line Utilization:	34.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 380661

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380661	$20,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380661. Member loan 380661 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,333 / month
Current employer:	Infinity Designs, Inc.	Debt-to-income ratio:	7.28%
Length of employment:	6 years	Location:	Birmingham, AK

Home town:	Jemison
Current & past employers:	Infinity Designs, Inc., Union Camp
Education:	University of Montevallo

This borrower member posted the following loan description, which has not been verified:

Paying back money to lenders in order to consolidate debt into 1 payment.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	50
Revolving Credit Balance:	$50,381.00	Public Records On File:	0
Revolving Line Utilization:	68.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380683

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380683	$5,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380683. Member loan 380683 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,000 / month
Current employer:	SAIC	Debt-to-income ratio:	4.35%
Length of employment:	18 years	Location:	Arlington, VA

Home town:	Hudson
Current & past employers:	SAIC
Education:	Ohio University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I need to pay off the negative equity in my trade-in to gain the best leverage in negotiating for a new auto (we're having another child in a few weeks and the extra space will be sorely needed). I plan on paying this loan back within 60 days.

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	18
Revolving Credit Balance:	$157.00	Public Records On File:	1
Revolving Line Utilization:	52.30%	Months Since Last Record:	20
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380720

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380720	$16,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380720. Member loan 380720 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,672 / month
Current employer:	Self-Employed/Spouce Income	Debt-to-income ratio:	0.98%
Length of employment:	6 years 9 months	Location:	Athens, GA

Home town:
Current & past employers:	Self-Employed/Spouce Income
Education:

This borrower member posted the following loan description, which has not been verified:

My daughter is very bright and very talented and has been through a very hard and troubled childhood. She has the ability and the intelligence to be successful in school but I need to be there for her financially. Please allow me to help my daughter further her education.

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,847.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380721

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380721	$13,475	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380721. Member loan 380721 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,500 / month
Current employer:	Yahoo! Inc	Debt-to-income ratio:	24.54%
Length of employment:	4 years	Location:	SAN FRANCISCO, CA

Home town:	San Francisco
Current & past employers:	Yahoo! Inc
Education:

This borrower member posted the following loan description, which has not been verified:

trying to pay off my CC at a lower rate

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,618.00	Public Records On File:	0
Revolving Line Utilization:	87.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 380749

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380749	$5,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380749. Member loan 380749 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	United Dental Corporation	Debt-to-income ratio:	3.03%
Length of employment:	2 months	Location:	Washington, DC

Home town:	Medellin
Current & past employers:	United Dental Corporation, Glaceau Vitamin Water, Pulsar Advertising
Education:	The Catholic University of America

This borrower member posted the following loan description, which has not been verified:

I intend on going back to school to apply for my masters degree in Marketing/Advertising. I attended Catholic University of America and graduated debt free. I am currently working full time, but unfortunately do not have enough money to pay my rent and first semesters tuition fee. This money would also allow me to take a part time job so that I may focus on my studies for one full year.

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1973	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	33
Revolving Credit Balance:	$3,431.00	Public Records On File:	0
Revolving Line Utilization:	15.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380759

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380759	$16,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380759. Member loan 380759 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	ASI	Debt-to-income ratio:	15.25%
Length of employment:	8 years 6 months	Location:	new albany, OH

Home town:
Current & past employers:	ASI
Education:

This borrower member posted the following loan description, which has not been verified:

I have two credict cards that will start charging me 19.24% and 23.9% next month after their promotional rate ends. I know I can get a better rate with LendingClub

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$342,902.00	Public Records On File:	0
Revolving Line Utilization:	44.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 380775

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380775	$8,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380775. Member loan 380775 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,590 / month
Current employer:	University of Utah	Debt-to-income ratio:	22.18%
Length of employment:	3 years 8 months	Location:	West Valley, UT

Home town:
Current & past employers:	University of Utah
Education:	University of Utah

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate some very high interest rate debt at a more reasonable rate. I have done a great deal of research on peer-to-peer lending and feel LendingClub is the place for me to accomplish this. I would pay off a small, but high rate note loan, pay off one credit card and pay down on two other cards. This would allow me to make additional payments on my other obligations and get me on the road to a sound financial footing. I have been employed at the same place for 35 years, and have lived in my home for 29 years. I am a reliable borrower, and just need a reasonable lender to get me over the hump. I have been helping out my daughter and her children, and put myself into a bit of a hole, financially. She is now better able to support herself, so I will be able to concentrate on my own financial security.

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1978	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	35
Revolving Credit Balance:	$43,110.00	Public Records On File:	0
Revolving Line Utilization:	93.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380789

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380789	$6,950	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380789. Member loan 380789 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	UNH - IOL	Debt-to-income ratio:	18.00%
Length of employment:	9 months	Location:	Dover, NH

Home town:	Concord
Current & past employers:	UNH - IOL, NHPTV
Education:	University of New Hampshire-Main Campus (UNH)

This borrower member posted the following loan description, which has not been verified:

I've been working on paying down my credit card debt since last summer and have made some headway already. However, I would like to try and consolidate the debt so I can get a better interest rate than the average of 20.99% my cards are charging me. All money would go 100% towards my credit card debt. I have never missed a payment with my cards and am paying it down, but feel the fiscally responsible thing to do would be to try and get a better interest rate and stop having to worry about 4 separate payments every month.

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,394.00	Public Records On File:	0
Revolving Line Utilization:	44.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 380807

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380807	$20,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380807. Member loan 380807 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	Armenian Russian Television Network Inc.	Debt-to-income ratio:	16.56%
Length of employment:	7 years 3 months	Location:	Glendale, CA

Home town:	Gyumri
Current & past employers:	Armenian Russian Television Network Inc.
Education:	Yerevan State University , Armenia

This borrower member posted the following loan description, which has not been verified:

I have promised my son that his wedding will be on me.. and here we go time has arrived...I'm a good candidate for this loan. My job is stable and secure.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	51
Revolving Credit Balance:	$21,118.00	Public Records On File:	0
Revolving Line Utilization:	65.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380839

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380839	$18,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380839. Member loan 380839 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Boardwalk LLC	Debt-to-income ratio:	0.00%
Length of employment:	4 months	Location:	Columbus, OH

Home town:	Columbus
Current & past employers:	Boardwalk LLC, Blue Chip Software
Education:	The Ohio State University

This borrower member posted the following loan description, which has not been verified:

I currently own one fully rented property in Columbus, Ohio near The Ohio State University. I am purchasing cash flowing rental properties in the area. I have found a two unit Duplex that needs a little paint on the inside and it will be ready to rent. The property is listed for $18,000 and will rent out at $500 per side per month. I have tried to obtain mortgage financing through local banks but the loan amount is too low for banks to even take a look at.

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 380878

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380878	$12,300	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380878. Member loan 380878 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Mission Federal Credit Union	Debt-to-income ratio:	22.08%
Length of employment:	3 years 1 month	Location:	EL CAJON, CA

Home town:	La Mesa
Current & past employers:	Mission Federal Credit Union, Vons
Education:	San Diego State University-Main Campus, Grossmont College, Cuyamaca College

This borrower member posted the following loan description, which has not been verified:

Consolidate 4 credit cards into one closed end loan.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,543.00	Public Records On File:	0
Revolving Line Utilization:	29.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380955

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380955	$2,500	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380955. Member loan 380955 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,978 / month
Current employer:	Blank Rome	Debt-to-income ratio:	1.51%
Length of employment:	6 years	Location:	SILVER SPRING, MD

Home town:	Hackensack
Current & past employers:	Blank Rome
Education:

This borrower member posted the following loan description, which has not been verified:

Have very good credit and steady employment. Need a personal loan with no early repayment penalty.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$946.00	Public Records On File:	0
Revolving Line Utilization:	15.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380963

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380963	$12,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380963. Member loan 380963 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	el paso county sheriffs office	Debt-to-income ratio:	17.96%
Length of employment:	12 years	Location:	horizon, TX

Home town:	El Paso
Current & past employers:	el paso county sheriffs office
Education:	El Paso Community College

This borrower member posted the following loan description, which has not been verified:

medical expenses, property tax, and an existing loan with a high interest rate are the debts I need to pay

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	25	Months Since Last Delinquency:	16
Revolving Credit Balance:	$754.00	Public Records On File:	0
Revolving Line Utilization:	9.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380970

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380970	$9,600	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380970. Member loan 380970 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	Bassett Healthcare	Debt-to-income ratio:	15.24%
Length of employment:	22 years	Location:	ONEONTA, NY

Home town:
Current & past employers:	Bassett Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

i recently bought my house and have had to competly refinish the entire house. The bathroom is last and I am looking for financing. I have a project plan already

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	55
Revolving Credit Balance:	$3,491.00	Public Records On File:	2
Revolving Line Utilization:	64.60%	Months Since Last Record:	57
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 380974

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380974	$16,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380974. Member loan 380974 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Washington Development Industry Council	Debt-to-income ratio:	10.95%
Length of employment:	8 months	Location:	Washington, DC

Home town:	Detroit
Current & past employers:	Washington Development Industry Council, Council of the District of Columbia
Education:	Howard University

This borrower member posted the following loan description, which has not been verified:

To all: I am requesting a loan so that I can start a business and get a better interest rate for some debt/and to consolidate my payments. I am itching to start a new venture but need some start-up capital. Thank you in advance!

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,742.00	Public Records On File:	0
Revolving Line Utilization:	64.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381015

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381015	$18,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381015. Member loan 381015 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Towbin Infiniti	Debt-to-income ratio:	10.87%
Length of employment:	3 months	Location:	Henderson, NV

Home town:	Columbus
Current & past employers:	Towbin Infiniti
Education:	Miami University-Oxford

This borrower member posted the following loan description, which has not been verified:

I wish to consolidate all of my revolving debt into one monthly payment where a greater percentage of payment is applied toward principal and I can be out of debt in 36 months. Any remainder will be applied to my higher interest student loans. I particularly wish to cease business with Citi, because after years of responsible usage and on-time payments, they raised the rate on my Mastercard by 6 points with no explanation.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	13
Revolving Credit Balance:	$11,419.00	Public Records On File:	0
Revolving Line Utilization:	84.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381017

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381017	$18,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381017. Member loan 381017 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Trefoil Management LLC	Debt-to-income ratio:	17.81%
Length of employment:	2 years	Location:	Bryn Mawr, PA

Home town:	Clifton Park
Current & past employers:	Trefoil Management LLC, Eastman Kodak
Education:	Alfred University, University of Rochester

This borrower member posted the following loan description, which has not been verified:

My family and I have recently moved to the Philadelphia area, and due to the higher cost of living relative to our previous home, we have unfortunately built up some credit card debt. I have never been late or missed a payment on any loan, and this loan would be used to pay off my credit card debt.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,995.00	Public Records On File:	0
Revolving Line Utilization:	93.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 381018

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381018	$15,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381018. Member loan 381018 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,251 / month
Current employer:	Direct Connect	Debt-to-income ratio:	8.40%
Length of employment:	2 years 2 months	Location:	Herndon, VA

Home town:	Vienna
Current & past employers:	Direct Connect, Go-Members
Education:	Virginia Polytechnic Institute and State University (Virginia Tech), The University of Tennessee

This borrower member posted the following loan description, which has not been verified:

I was prequalified from Discover personal finance for upto $30,000 with a rate of 8.99%. I sent the application in along with my banks routing info as per the instructions but have yet to hear anything. Until 5 months ago, I had 2 credit cards which I paid off monthly, never carrying a balance. My soon to be husband became ill and asked if I would open some new credit for his medical bills which I did. I am now carrying 5 credit cards and simply want to consolidate all the cards and use just 1 primary card that I can pay off monthly as I have done for 15 plus years. My husband (soon 2 be) is recovered and working and paying all the monthly requirements for the cards. If I could please receive a rate under 10%, I would be in a position to pay from $600 -$800 on this consolidation loan per month

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,991.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 381051

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381051	$1,925	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381051. Member loan 381051 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$900 / month
Current employer:	Deep Foods Inc.	Debt-to-income ratio:	20.33%
Length of employment:	2 years 8 months	Location:	jersey city, NJ

Home town:
Current & past employers:	Deep Foods Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I am a Senior student, will be graduating by the end of this year, just wanted a loan for my last 2 semester tuition which would be repaid ASAP, may be as soon as 8-9 months if i get my internship. Just wanted little help to pay my final tuition fees.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,909.00	Public Records On File:	0
Revolving Line Utilization:	14.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 381100

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381100	$20,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381100. Member loan 381100 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,458 / month
Current employer:	n/a	Debt-to-income ratio:	10.56%
Length of employment:	1 year 6 months	Location:	Tacoma, WA

Home town:
Current & past employers:
Education:	University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

I have a complex and somewhat unique situation for which I am seeking a loan. This loan is to help my sister, who is a CPA and our parents own their own business. Neither my sister or I work in the business and have our jobs based in another town. For our parents business, we have only been listed as an officer and have signature authority on the bank account. We do not handle any of the cash nor work in the business. They got behind on their payroll taxes and owe money to the IRS. In addition, my parents filed personal bankruptcy and the IRS is in the collection process for the payroll taxes. Under the tax code, the IRS can hold any officer in the company that would have had the ability make payments liable for the payroll taxes. Thus, the IRS is not only attempting to collect from the business and my parents, but also holding my sister personally liable due to her CPA license. The impact of the IRS holding my sister liable is huge again because of her CPA license. If she does not pay the tax, they will file a lien against her as well as revoke her ability to prepare tax returns. If the IRS revokes that ability, the state can revoke her CPA license, which means that she not only loses her job but also her 1/3 ownership in her accounting firm. If that happens, she will lose everything that she has worked over 15 years to build. My sister is well-respected in her area for business advisory services, tax preparation and financial statements. She LOVES her job and what she does and cannot imagine losing it. She does not condone the actions of our parents and is caught in an unfortunate legal liability of which she had no control of. We have attempted to get a business loan with her guarantee from the bank, but they also required a guarantee from the shareholders which was declined due to their bankruptcy. She is unable to secure a loan personally to cover the full amount of the debt due to prior obligations. Furthermore, she has resigned her position as an officer and asked to be removed from the bank account to avoid any future potential liability. My sister is determined to keep her career which she has worked so hard to build and I am doing what I can to help her. I would deeply appreciate an understanding of the unfortunate circumstances of the situation and any willingness to help.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,121.00	Public Records On File:	0
Revolving Line Utilization:	88.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381104

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381104	$1,800	7.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381104. Member loan 381104 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,440 / month
Current employer:	Colorado Mountain College	Debt-to-income ratio:	7.25%
Length of employment:	1 month	Location:	Glenwood Springs, CO

Home town:	Glenwood Springs
Current & past employers:	Colorado Mountain College, 20/20 Eye Care
Education:	University of Northern Colorado, Western State College of Colorado, Colorado Mountain College

This borrower member posted the following loan description, which has not been verified:

I currently need a small loan to buy a small economical used car that I can use to commute back and forth to my new job. I have just switched employers and am receiving a substantial raise. A great thing in these current economic times, and I am very pleased.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,469.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381117

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381117	$8,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381117. Member loan 381117 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Kaprio Design, LLC	Debt-to-income ratio:	21.10%
Length of employment:	15 years	Location:	Herndon, VA

Home town:	Scranton
Current & past employers:	Kaprio Design, LLC, Ethan Allen Interiors, Renaissance Homes, Marriott International
Education:	University of Scranton

This borrower member posted the following loan description, which has not been verified:

I have recently applied for a patent for cordless lamps (lighting), to be powered by rechargeable batteries, with remote control and a timer. I am working with InventSAI, a company that provides the legal, marketing & product development aspects of this venture. My request for a loan is to finance the cost of this service and additional costs to produce a prototype of the product and bring it to the marketplace. I am a self-employed interior designer who has faced with the need for decorative cordless lamps in both residential and commercial projects. I truly believe that this is a valuable idea, and simply need the funds to proceed.

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1978	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	74
Revolving Credit Balance:	$20,714.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381123

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381123	$20,000	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381123. Member loan 381123 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,583 / month
Current employer:	Bell South	Debt-to-income ratio:	22.19%
Length of employment:	20 years 2 months	Location:	atlanta, GA

Home town:	Queens
Current & past employers:	Bell South
Education:

This borrower member posted the following loan description, which has not been verified:

This loan will consolidate my expences to one low monthly payment. It will free up so much unnecessary expenditure.

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1978	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	48
Revolving Credit Balance:	$22,371.00	Public Records On File:	0
Revolving Line Utilization:	85.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381126

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381126	$20,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381126. Member loan 381126 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,000 / month
Current employer:	Rainbow Magic Car Wash Inc	Debt-to-income ratio:	12.61%
Length of employment:	2 years 10 months	Location:	College Point, NY

Home town:	Seoul
Current & past employers:	Rainbow Magic Car Wash Inc, Paradise Spa
Education:

This borrower member posted the following loan description, which has not been verified:

I have a credit card which I have had for a very long time and I have never been late on payments. I have a large balance on this card because I was offered a low APR for balance transfers. Well, the last check that I had sent in was apparently ripped up in the mail and it was returned to me making my payment late. However, they charged me a late fee and hiked my APR to an unbelievable rate of 30%. I have gotten the late fee waived but they can do nothing about the APR. I am trying to find ways to save a little here and there and the interest is too much for me right now to handle. Please help!

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$116,893.00	Public Records On File:	0
Revolving Line Utilization:	62.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 381143

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381143	$9,000	19.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381143. Member loan 381143 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,983 / month
Current employer:	Sky Lakes Medical Center	Debt-to-income ratio:	12.27%
Length of employment:	1 year 6 months	Location:	Chiloquin, OR

Home town:	Phoenix
Current & past employers:	Sky Lakes Medical Center, United States Marine Corps
Education:	USAF Air University

This borrower member posted the following loan description, which has not been verified:

I purchased a new car last year, and have paid on it faithfully. The interest rate is high, due to my lack of extended/existing credit in the past. (I usually pay cash for what I need/want). I was in a situation where I drove 50 miles round trip to work, and my V8 truck gas cost alone - justified my purchase. I also knew if I stayed on top of my payments I could refinance in the short term. 1) I want to pay off the car loan. 2) I want to pay partial closing costs on an approved VA home loan. 3) I have two low limit cards that I will pay off. I will close one card, and keep my Capital One. 4) The rest will be used to comfortably move us into the new home, with some money to be used for new fencing on the property.

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	66
Revolving Credit Balance:	$434.00	Public Records On File:	0
Revolving Line Utilization:	72.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 381158

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381158	$4,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381158. Member loan 381158 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,417 / month
Current employer:	Walgreen	Debt-to-income ratio:	8.26%
Length of employment:	2 years 4 months	Location:	Philadelphia, PA

Home town:	Philadelphia
Current & past employers:	Walgreen
Education:	Community College of Philadelphia

This borrower member posted the following loan description, which has not been verified:

I am helping a family member that was layoff from work and enter to financial difficulty after struggling to find work. The situation has made his credit score low and needs help to catch up with a lot of bills. He has found himself a job but needs help with a short-term loan. I always try to do my best to a family member that is it need and that is what the word family means when you can help each other get through hard times.

A credit bureau reported the following information about this borrower member on February 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,090.00	Public Records On File:	0
Revolving Line Utilization:	55.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381179

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381179	$20,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381179. Member loan 381179 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	No Slippy Hair Clippy, Inc.	Debt-to-income ratio:	20.72%
Length of employment:	6 years 6 months	Location:	Vacaville, CA

Home town:	Manhattan Beach
Current & past employers:	No Slippy Hair Clippy, Inc., Reebok, Inc.
Education:	San Diego State University-Main Campus, University of Arizona

This borrower member posted the following loan description, which has not been verified:

We are diversifying our product mix with a new line of hair accessories for dogs, to augment our current successful line of products for girls and women. The loan would fund a new ecommerce website, launch an SEO program around our total business, and build a new online wholsale ordering capability for our current account list of 2000 retailers.

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1985	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$59,579.00	Public Records On File:	1
Revolving Line Utilization:	0.00%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381180

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381180	$12,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381180. Member loan 381180 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	American Car Commercial	Debt-to-income ratio:	16.53%
Length of employment:	10 years	Location:	exeter, NH

Home town:	Liverpool
Current & past employers:	American Car Commercial
Education:	St Marys Collage

This borrower member posted the following loan description, which has not been verified:

We are a company based in New Hampshire with a turnover last year of approx $600000 We set up another business also in NH which is funding itself in less then a year with 5 staff to set this business up we funded this through a company called Stirling Funding which is a credit card merchant for funding small business's based on your daily credit card transactions, we have approx $11000 left to finish this debt which started out at $40000 less than 10 months ago which if you do the math is about $3000 pm due to the resession things are slowing a little and we would rather have a smaller payment to finish the loan term as it is just starting to effect cash flow (Please note that my listing was removed and put back by lending club all in Error)

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,534.00	Public Records On File:	0
Revolving Line Utilization:	87.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 381235

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381235	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381235. Member loan 381235 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,906 / month
Current employer:	Lompoc Unified School District	Debt-to-income ratio:	24.91%
Length of employment:	9 years 7 months	Location:	Lompoc, CA

Home town:	Santa Barbara
Current & past employers:	Lompoc Unified School District
Education:	California Polytechnic State University (CalPoly), Grand Canyon University

This borrower member posted the following loan description, which has not been verified:

To pay off a high interest rate loan, auto loan, and a couple credit cards.

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1984	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	56	Months Since Last Delinquency:	14
Revolving Credit Balance:	$6,344.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381252

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381252	$9,600	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381252. Member loan 381252 was requested on February 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,875 / month
Current employer:	Lake County Schools	Debt-to-income ratio:	15.62%
Length of employment:	1 year 3 months	Location:	Minneola, FL

Home town:	Victorville
Current & past employers:	Lake County Schools
Education:	Middle Tennessee State University

This borrower member posted the following loan description, which has not been verified:

Purchase a boat

A credit bureau reported the following information about this borrower member on February 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	12
Revolving Credit Balance:	$14,929.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381261

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381261	$20,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381261. Member loan 381261 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,837 / month
Current employer:	KTU+A	Debt-to-income ratio:	16.54%
Length of employment:	6 years 6 months	Location:	Coronado, CA

Home town:	Lakewood
Current & past employers:	KTU+A, Port Blakley
Education:	Texas A & M University

This borrower member posted the following loan description, which has not been verified:

After looking at funding options, I have determined that a Peer-to-Peer Loan is be the best option for my situation. The loan I am requesting will pay off my wife and son's medical bills and will allow me to consolidate all of our other monthly payments. I have been employed with the same company for 7 years and love what I do. At this time, my debit ratio is higher than I care for, so I'm sure you understand the need for consolidaton at a lower rate. In addition, the ability to pay off medical bills will lift a hugh weight off my family's shoulders. In advance, I would like to thank you for your support and your investment in my families financial freedom.

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,147.00	Public Records On File:	0
Revolving Line Utilization:	91.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381265

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381265	$8,000	18.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381265. Member loan 381265 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,198 / month
Current employer:	Coldwell Banker	Debt-to-income ratio:	10.76%
Length of employment:	2 years	Location:	Goleta, CA

Home town:	Sacramento
Current & past employers:	Coldwell Banker, J.Jill
Education:	University of California- Santa Barbara

This borrower member posted the following loan description, which has not been verified:

I have 4 high interest almost completely maxed out credit cards that i have been struggling to pay off for over a year. I know that I could pay the debt off faster and with less stress if i can get it in one monthly payment at a lower interest rate. I relied on my credit cards when i was low on cash and it has come back to haunt me with the interest killing me. I have been searching for a solution to my never ending problem and I finally have decided that a personal loan is all i can do. I want to be able to make a difference in my balance each month as opposed to interest voiding my payment each time.

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,961.00	Public Records On File:	0
Revolving Line Utilization:	99.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381284

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381284	$14,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381284. Member loan 381284 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	US Air Force	Debt-to-income ratio:	21.21%
Length of employment:	17 years 8 months	Location:	Brockton, MA

Home town:	Washington
Current & past employers:	US Air Force
Education:	Colorado Technical University Online

This borrower member posted the following loan description, which has not been verified:

To consolidate 3 credit cards

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	58	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,125.00	Public Records On File:	0
Revolving Line Utilization:	92.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381301

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381301	$7,200	18.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381301. Member loan 381301 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	Beyond Appraisal, Inc.	Debt-to-income ratio:	4.41%
Length of employment:	1 year 6 months	Location:	Olathe, KS

Home town:	Callaway
Current & past employers:	Beyond Appraisal, Inc., DST Systems
Education:	Southeast Community College Area

This borrower member posted the following loan description, which has not been verified:

Need to replace bathtub and support structure to recover from long term water damage.

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	29
Revolving Credit Balance:	$12,513.00	Public Records On File:	0
Revolving Line Utilization:	99.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381306

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381306	$20,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381306. Member loan 381306 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	CHRISTUS St. Vincent Regional Medical Center	Debt-to-income ratio:	20.15%
Length of employment:	7 years 6 months	Location:	Santa Fe, NM

Home town:	Cologne, Germany
Current & past employers:	CHRISTUS St. Vincent Regional Medical Center, U.S. Department of Defense
Education:	University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

Hello! I am currently employed full-time and my domestic partner is permanently disabled with rheumatoid arthritis. We are just getting by on my salary and his small monthly pension. We do not own a home. I carry about $30,000 in credit card debt on four cards and I am committed to repaying this debt. Although I am not behind on any of my payments, the banks are beginning to hike my interest rates. I would like to borrow $20,000 to pay off three of these credit cards. Thank you for considering my request!

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,154.00	Public Records On File:	0
Revolving Line Utilization:	54.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381326

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381326	$11,200	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381326. Member loan 381326 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,400 / month
Current employer:	United Parcel Service	Debt-to-income ratio:	13.59%
Length of employment:	7 years	Location:	PALISADES PARK, NJ

Home town:	dumont
Current & past employers:	United Parcel Service
Education:	New Jersey City University

This borrower member posted the following loan description, which has not been verified:

Paying back relative for money borrowed.

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	81
Revolving Credit Balance:	$3,774.00	Public Records On File:	0
Revolving Line Utilization:	29.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 381331

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381331	$17,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381331. Member loan 381331 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Equiom Inc.	Debt-to-income ratio:	12.93%
Length of employment:	1 year 4 months	Location:	Golden, CO

Home town:	Phoenix
Current & past employers:	Equiom Inc.
Education:	Colorado School of Mines

This borrower member posted the following loan description, which has not been verified:

My name is David. I graduated from the Colorado School of Mines with a degree in Engineering Physics two years ago. I have a stable job working as a Field Service Engineer for an international corporation. I have never missed a payment on any of my lines of credit but my debt is spread out among three different locations, all with high interest rates. I am able to make more than the minimum payments on all three lines of credit but paying off this debt is going to take a while this way. My goal in obtaining a consolidation loan is to have one central location for all this debt to be able to pay it down much quicker and try to get a lower interest rate.

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,495.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381333

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381333	$16,450	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381333. Member loan 381333 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	Self Employed Computer Analyst	Debt-to-income ratio:	1.20%
Length of employment:	30 years	Location:	Bronx, NY

Home town:	New York
Current & past employers:	Self Employed Computer Analyst, Omnitech Systems Group, LLC
Education:	CUNY Hunter College

This borrower member posted the following loan description, which has not been verified:

I have a residential rental property that generates a net profit of slightly over $ 2,000 per month (after mortage payments, fuel expense and repairs). In December a tenant of over 10 years past away. The unit is a high rent unit. I decided to upgrade the unit with new windows, kitchen cabinets and appliances using my American Express and Visa cards, thinking that upon completion, (given my excellent credit rating), I could get a short term low interest bank loan to recover my construction costs. Needless to say the banks aren't lending.

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,172.00	Public Records On File:	0
Revolving Line Utilization:	73.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381334

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381334	$20,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381334. Member loan 381334 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,800 / month
Current employer:	n/a	Debt-to-income ratio:	4.97%
Length of employment:	6 years	Location:	Westmont, IL

Home town:
Current & past employers:	Elegant Beauty Salon and Spa
Education:	Northern Illinois University

This borrower member posted the following loan description, which has not been verified:

I would like to buy some equipment for my salon and do some construction to help with the expansion. My salon is incorporated under an independent contractor booth rental model. I have 8 stylists that pay $200 per week to work in the salon. The salon grosses $6400 per month, and the net is about $2900 per month, which is $34,800 per year after rent and utilities. I would like to add more styling stations and equipment which will help to generate more net income. I am also employed full time for the government and my salary is $48,000 per year. I bring home about $3900 per month after payroll deductions and taxes, but this amount does vary depending on how many hours I work, and overtime, etc. I do not have any other expenses for the salon because the stylists which are independent contractors are responsible for purchasing their own items and supplies, etc. The only monthly debt payments I have personally totals $340, excluding housing. Including my housing it is $1,099. I do not have any credit card debt, no collections, and no bankruptcies. Conventional banks do not help people that are in my unique situation. My business is a cash business, and I have not applied for a lot of credit accounts, and the banks look down on that. I do not have a lot of open credit accounts because I do not really believe in credit cards. I like to pay cash if I have it and that way I avoid getting into debt. I have been very responsible with credit and do not like to just open up accounts for the heck of it. Apparently this is not something that banks like, because they are saying that I do not have a lot of credit accounts. I only have 3 but that is enough for me. They want people to open up so many accounts so that you can drown in debt, but I have steered clear of that scenario. Please help me further my business venture because banks are not willing to help someone with a unique situation like me even though I have good credit scores.

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	55
Revolving Credit Balance:	$11.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 381335

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381335	$12,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381335. Member loan 381335 was requested on February 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,083 / month
Current employer:	kelly's restaurant	Debt-to-income ratio:	17.70%
Length of employment:	1 year 4 months	Location:	long beach, CA

Home town:	long beach
Current & past employers:	kelly's restaurant, olives gourmet grocer, poggio restaurant
Education:	California Culinary Academy, Long Beach City College

This borrower member posted the following loan description, which has not been verified:

want to consolidate debt and have capital to start a small catering business

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,416.00	Public Records On File:	0
Revolving Line Utilization:	21.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 381340

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381340	$6,500	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381340. Member loan 381340 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	USAF	Debt-to-income ratio:	17.78%
Length of employment:	18 years	Location:	Abilene, TX

Home town:	Lorain
Current & past employers:	USAF
Education:	University of Akron Main Campus

This borrower member posted the following loan description, which has not been verified:

I'm applying for a loan of $6500 to help pay for the upfront adoption cost through my agency.

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	61
Revolving Credit Balance:	$20,871.00	Public Records On File:	0
Revolving Line Utilization:	73.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381353

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381353	$6,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381353. Member loan 381353 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Wy Department of Transportation	Debt-to-income ratio:	24.71%
Length of employment:	1 year 9 months	Location:	Moorcroft, WY

Home town:	Sundance
Current & past employers:	Wy Department of Transportation, Sharon's Home Health Care
Education:	Moorcroft Community College

This borrower member posted the following loan description, which has not been verified:

Loan to pay off credit cards and have one payment each month.

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	29
Revolving Credit Balance:	$8,375.00	Public Records On File:	0
Revolving Line Utilization:	58.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381373

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381373	$10,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381373. Member loan 381373 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Eldre Corporation	Debt-to-income ratio:	22.22%
Length of employment:	9 years	Location:	Rochester, NY

Home town:
Current & past employers:	Eldre Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Personal Loan To Consolidate Current Accounts

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,558.00	Public Records On File:	1
Revolving Line Utilization:	23.90%	Months Since Last Record:	91
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 381378

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381378	$9,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381378. Member loan 381378 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,773 / month
Current employer:	amy railsback	Debt-to-income ratio:	17.89%
Length of employment:	n/a	Location:	council grove, KS

Home town:	Emporia
Current & past employers:	amy railsback, homemaker
Education:	Allen County Community College

This borrower member posted the following loan description, which has not been verified:

consolidate and car repairs

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,259.00	Public Records On File:	0
Revolving Line Utilization:	26.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 381426

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381426	$3,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381426. Member loan 381426 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Team Ford	Debt-to-income ratio:	17.63%
Length of employment:	8 years 9 months	Location:	Las Vegas, NV

Home town:	Suffern
Current & past employers:	Team Ford, Farmers Insurance Group, Verizon Communications
Education:	University of Nevada-Las Vegas

This borrower member posted the following loan description, which has not been verified:

This loan would be used to update ceramic tile countertops, sink, and a leaking faucet!

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	70
Revolving Credit Balance:	$6,345.00	Public Records On File:	1
Revolving Line Utilization:	90.60%	Months Since Last Record:	106
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381432

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381432	$2,800	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381432. Member loan 381432 was requested on February 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Heritage Web Solutions	Debt-to-income ratio:	4.96%
Length of employment:	4 months	Location:	PROVO, UT

Home town:	Provo
Current & past employers:	Heritage Web Solutions, The Sports Authority
Education:	Western Wyoming Community College, Brigham Young University

This borrower member posted the following loan description, which has not been verified:

Requesting 2800.00 personal loan to purchase a pay a balance on a motorcycle.

A credit bureau reported the following information about this borrower member on February 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	40
Revolving Credit Balance:	$340.00	Public Records On File:	0
Revolving Line Utilization:	34.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381435

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381435	$14,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381435. Member loan 381435 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	RNL Biostar Inc	Debt-to-income ratio:	0.32%
Length of employment:	2 years 1 month	Location:	Clarksburg, MD

Home town:	Seoul
Current & past employers:	RNL Biostar Inc, Korea University
Education:	Korea University

This borrower member posted the following loan description, which has not been verified:

I have following debts; 1. Balance from furniture purchase : $4,350 2. Debt from two credit cards : $9,320 The purpose of the loan will be the consolidation of the debts described above.

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,926.00	Public Records On File:	0
Revolving Line Utilization:	11.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381437

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381437	$3,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381437. Member loan 381437 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,375 / month
Current employer:	Peoples First Community Bank	Debt-to-income ratio:	3.81%
Length of employment:	3 years 1 month	Location:	Pensacola, FL

Home town:	Washington
Current & past employers:	Peoples First Community Bank
Education:	University of South Alabama, University of West Florida

This borrower member posted the following loan description, which has not been verified:

Working on getting house tip top for sale. Expecting second child this year and will require larger house in the near future. Have already completed kitchen update; will wrap up those expenses in this loan.

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	74
Revolving Credit Balance:	$2,433.00	Public Records On File:	0
Revolving Line Utilization:	35.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381466

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381466	$15,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381466. Member loan 381466 was requested on February 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	kone	Debt-to-income ratio:	11.48%
Length of employment:	9 months	Location:	paramus, NJ

Home town:	saddlebrook
Current & past employers:	kone, Van natta Mechanical
Education:

This borrower member posted the following loan description, which has not been verified:

consolidate and erase credit cards

A credit bureau reported the following information about this borrower member on February 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,727.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 381474

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381474	$12,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381474. Member loan 381474 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,084 / month
Current employer:	Pinnacle Data Systems	Debt-to-income ratio:	13.46%
Length of employment:	2 years 4 months	Location:	DORA, AL

Home town:	Jasper
Current & past employers:	Pinnacle Data Systems, SunGard Data Systems
Education:	Bevill State Community College

This borrower member posted the following loan description, which has not been verified:

loan is needed to pay off credit cards that have been cancelled

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,800.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381518

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381518	$4,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381518. Member loan 381518 was requested on February 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	ElderHelp of San Diego	Debt-to-income ratio:	9.72%
Length of employment:	4 months	Location:	San Diego, CA

Home town:	Fall River
Current & past employers:	ElderHelp of San Diego, Anti-Defamation League, Comp-U-Trade, Stanley Bostitch, Americorps NCCC
Education:	Bristol Community College

This borrower member posted the following loan description, which has not been verified:

I am trying to get a lower interest rate on my Washington Mutual credit card debt. The credit card once had a low percentage APR when it was owned by Providian, then Washington Mutual bought Providian and raised my rate. Now Chase has bought Washington Mutual and my APR has raised again.

A credit bureau reported the following information about this borrower member on February 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,490.00	Public Records On File:	0
Revolving Line Utilization:	96.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381527

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381527	$12,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381527. Member loan 381527 was requested on February 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	Redford Union School District	Debt-to-income ratio:	19.38%
Length of employment:	4 years	Location:	Redford, MI

Home town:	Ann Arbor
Current & past employers:	Redford Union School District
Education:	Adrian College Graduated, Michigan State University Master's Program Attending

This borrower member posted the following loan description, which has not been verified:

My partner and I are beginning a real estate investment business to take advantage of the extremely low housing costs. I am a full time teacher and my partner, Don, owns his own Carpentry business. We are going to buy foreclosed homes that need a little repair, fix them up and set up lease with option to buy. We have a few customer thats are interested in housing but we are lacking the initial funding to get this project started. All of the houses that we have been looking at are listed below fair market value by at least 50%.

A credit bureau reported the following information about this borrower member on February 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	8
Revolving Credit Balance:	$9,554.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381534

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381534	$10,800	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381534. Member loan 381534 was requested on February 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Toner Express, USA	Debt-to-income ratio:	1.72%
Length of employment:	5 years 11 months	Location:	Annapolis, MD

Home town:	Washington
Current & past employers:	Toner Express, USA, Siemens Corporation
Education:	University of Maryland-College Park

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my debt. I have a AMEX, Discover and Bank America Mastercard that I would like to combine into one single payment. I have never missed a credit card payment in my life, definitely a safe bet.

A credit bureau reported the following information about this borrower member on February 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	47
Revolving Credit Balance:	$4,914.00	Public Records On File:	0
Revolving Line Utilization:	29.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 381538

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381538	$15,850	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381538. Member loan 381538 was requested on February 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	United States Military	Debt-to-income ratio:	22.71%
Length of employment:	42 years	Location:	KILLEEN, TX

Home town:	Fort Smith
Current & past employers:	United States Military, United States Army
Education:	Central Texas College

This borrower member posted the following loan description, which has not been verified:

I currently have to many loans and unsecured debt that are current-I am not behind just need to lower my payments.

A credit bureau reported the following information about this borrower member on February 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	71
Revolving Credit Balance:	$16,194.00	Public Records On File:	0
Revolving Line Utilization:	84.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 381545

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381545	$7,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381545. Member loan 381545 was requested on February 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,709 / month
Current employer:	Plaistow Police Dept	Debt-to-income ratio:	8.22%
Length of employment:	25 years	Location:	Methuen, MA

Home town:	Methuen
Current & past employers:	Plaistow Police Dept
Education:	Necco, Univ of Mass

This borrower member posted the following loan description, which has not been verified:

I have an outstanding balance on a credit card that I feel like I have been paying forever! The interest rate was recently increased to a ridiculous rate and I am sick of throwing my hard earned money away on interest! I would like to have plan to pay off this debt once and for all (as quickly as possible) with a fixed rate that will not be raised at the drop of a hat.

A credit bureau reported the following information about this borrower member on February 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1985	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,932.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381559

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381559	$6,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381559. Member loan 381559 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,167 / month
Current employer:	Quan Phan (self-employed)	Debt-to-income ratio:	0.55%
Length of employment:	3 years	Location:	Oakland, CA

Home town:	San Jose
Current & past employers:	Quan Phan (self-employed)
Education:	Academy of Art University

This borrower member posted the following loan description, which has not been verified:

Hello all, The interest rate on my student loans has gotten too high for me to feel comfortable. and I really want to consolidate it at a better rate. I will also invest a thousand dollars into upgrading my computer. I graduated from Academy of Art University a few years ago and live in Oakland currently, working as a freelance web developer. Any help is greatly appreciated. Thanks.

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$380.00	Public Records On File:	0
Revolving Line Utilization:	65.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381567

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381567	$15,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381567. Member loan 381567 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	drew investment group inc	Debt-to-income ratio:	9.41%
Length of employment:	8 years	Location:	lithia springs, GA

Home town:
Current & past employers:	drew investment group inc
Education:	Brown University , rhode island

This borrower member posted the following loan description, which has not been verified:

I just purchased a home and need some work done to it. I bought it at 30 cents on the dollar and would need the loan to do the improvement that is necessary .

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$313.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 381569

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381569	$6,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381569. Member loan 381569 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	17.57%
Length of employment:	n/a	Location:	Powder Springs, GA

Home town:	Pittsburgh
Current & past employers:	Fulton County Mental Health
Education:	South Carolina State University

This borrower member posted the following loan description, which has not been verified:

I am looking to restructure my credit, pay down one card, and manage my score for a future business loan. I make sure I make timely payments;yes my debt to ratio is a little unbalanced, however I have a solid plan. My goal is to double my payments on some cards, reduce my limit to thirty five percent, and increase my score.

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	27
Revolving Credit Balance:	$33,672.00	Public Records On File:	0
Revolving Line Utilization:	44.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 381581

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381581	$5,400	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381581. Member loan 381581 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,876 / month
Current employer:	columbus metropolitan library	Debt-to-income ratio:	10.53%
Length of employment:	14 years 6 months	Location:	columbus, OH

Home town:	Columbus
Current & past employers:	columbus metropolitan library
Education:	columbus state community college, Ohio state university, kent state university

This borrower member posted the following loan description, which has not been verified:

I need a new roof. If there is money left over from that, I also need to have my home insulated.

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,133.00	Public Records On File:	0
Revolving Line Utilization:	7.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381593

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381593	$2,400	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381593. Member loan 381593 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	Department of Homeland Security	Debt-to-income ratio:	18.81%
Length of employment:	1 month	Location:	WASHINGTON, DC

Home town:	washington
Current & past employers:	Department of Homeland Security
Education:	Strayer University at Washington, DC

This borrower member posted the following loan description, which has not been verified:

This funding will allow for the installation and purchase of a new furnace for my home. Presently, I have about 80% of the funding needed.

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	49
Revolving Credit Balance:	$13,967.00	Public Records On File:	0
Revolving Line Utilization:	51.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381607

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381607	$5,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381607. Member loan 381607 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	va dept of health	Debt-to-income ratio:	11.67%
Length of employment:	5 years 6 months	Location:	leesburg, VA

Home town:	Copan
Current & past employers:	va dept of health, JRC, Watertown NY
Education:	Northern Virginia Community College

This borrower member posted the following loan description, which has not been verified:

Need a loan to be able to afford a house in my country for my family. There is a very nice, cozy and affordable house near where my parents live and I have thought of helping my parents and siblings back in my country to buy it. The total price for the house is $10,000 and together we have come up with $5000. I would like to do this because it has been our lifetime dream and now that the chance is there to do we don't have the needed resources and that's why I'm turning to the lending club.

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,105.00	Public Records On File:	0
Revolving Line Utilization:	87.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381618

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381618	$8,725	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381618. Member loan 381618 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	self employed (Cate Design)	Debt-to-income ratio:	16.59%
Length of employment:	19 years 11 months	Location:	Cottonwood, AZ

Home town:	Williamsport
Current & past employers:	self employed (Cate Design), Mark Huggins & Associates, Sedona, Dave Wilson & Associates, Tucson, F & D Associates, Tucson
Education:	University of Arizona

This borrower member posted the following loan description, which has not been verified:

I wish to secure a business loan to improve and expand my business. I wish to do so through expanded marketing, improving my skills, and with improving my facilities. I wish to do so including, but not limited to, the following ways: 1. Marketing ? I am in the process of having a website designed. This will expand my exposure and availability to a far wider audience. I also wish to increase my direct marketing through brochure and other mailings and e-marketing methods. In addition, I wish to expand my memberships in area chambers of commerce, the Better Business Bureau (who have offered me membership), sustainable building organizations and market related list services. 2. I wish to improve my skills. I need to cover the cost of purchasing Archicad ? a powerful CAD software -, the cost of instruction, the time to learn it properly, and the purchase of a plotter (needed with cad). 3. I wish to improve my office facility. I need a new office sign, plus new office carpeting as well as lighting and furniture. To put this request in context ? I am a registered architect and have been working in the field for 33 years, and in private practice for 20 years. This is the first time, in all that time, that I have sought a business loan. During that time, I always had an abundance of work, all through referrals. The thrust of my work has always been what is now referred to as Green (environmentally responsible) design. With the change in the economic landscape over the last two years, I have seen the need to improve my business, skills, and marketing to keep up with current market needs. The steps I?ve outlined above are in my mind critical to staying competitive. I am confident in my professional skills and wish to significantly expand the means by which I pursue delivering greater excellence to a wider clientele. To this end, fluency with Cad skills and virtual exposure and connectedness are critical to meeting the future needs of my clients and business. Thank you for your consideration of this request. Paul D. Cate, architect

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,232.00	Public Records On File:	0
Revolving Line Utilization:	41.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381637

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381637	$7,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381637. Member loan 381637 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	weitz and luxenburg	Debt-to-income ratio:	5.97%
Length of employment:	1 year	Location:	new york, NY

Home town:
Current & past employers:	weitz and luxenburg
Education:

This borrower member posted the following loan description, which has not been verified:

Looking to buy my first Nyc condo and need extra cash to finish the deal. Excellent borrow have never been late on payment

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1979	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$383.00	Public Records On File:	0
Revolving Line Utilization:	1.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381644

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381644	$19,200	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381644. Member loan 381644 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,125 / month
Current employer:	American CyberSpace	Debt-to-income ratio:	13.76%
Length of employment:	10 years 5 months	Location:	Philadelphia, PA

Home town:	Kampala
Current & past employers:	American CyberSpace, Latham & Watkins, Akin Gump Strauss Hauer & Feld LLP
Education:	State University of New York at Stony Brook, Marist College

This borrower member posted the following loan description, which has not been verified:

Greetings: My name is Pande Wapenyi and the name of my company is American CyberSpace. The purpose of this loan is to expand the website at www.DebtHep.tv. Currently, I have 15 writers producing content for the site. I want to hire between 15 and 20 more content writers on a freelance basis. In order to get the best writers I have to offer a competitive rate for content. I want to offer at least $0.05 per word for blog entries, and at least $0.06 per word for articles. I also want to invest in traffic-promoting tools and activities including article marketing, establishing relationships with related websites, issuing more press releases, etc. How does www.DebtHelp.tv make money? -- Leads for second mortgages, i.e. home equity loans and home equity lines of credit -- New mortgage leads -- Leads for debt consolidation loans -- Debt management leads -- Debt elimination leads -- Credit counseling leads -- leads for prepaid and secured credit cards -- Sales of anchor text links -- Yahoo! Publisher Network pay-per-click ads Projected Earnings By the fourth quarter of 2009, I expect the site to be earning in the range of $300 - $325 per day, based on my 8 years of experience with many other finance-related websites that have similar revenue streams. This is a conservative estimate. How much does it cost to keep the site up? The DEBTHELP.TV domain name is registered until November 2, 2010. It will cost me around $30 per year to renew the registration once it expires next year. The cost of hosting the website is negligible since it resides on a dedicated server with many other sites I own. The DebtHelp.tv domain name was registered on November 2, 2004 by me as a fresh domain name registration. The name is registered at GoDaddy.com. The DebtHelp.tv is fully trusted by all the major search engines. New articles and blog posts are indexed by Google within hours. The specter of a deep and protracted recession continues to loom large over the United States. I expect strong traffic growth for the site during the next 2 years. The unemployment rate is currently 7.6% and most private and public sector economists expect it to rise during 2009. During the week that ended on February 14, 2009, there were 627,000 new claims for unemployment benefits. As of the week that ended on February 7, 2009, there were 4,987,000 Americans collecting unemployment benefits. Source: http://www.dol.gov/opa/media/press/eta/ui/current.htm Thanks for reading and for your consideration.

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$273.00	Public Records On File:	0
Revolving Line Utilization:	0.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 381693

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381693	$1,200	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381693. Member loan 381693 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$833 / month
Current employer:	Federal Student Aid	Debt-to-income ratio:	8.28%
Length of employment:	2 years	Location:	las vegas, NV

Home town:	Honolulu
Current & past employers:	Federal Student Aid, United States Marine Corps
Education:	UNLV

This borrower member posted the following loan description, which has not been verified:

Hi my name is Jim and I just got out of the United States Marine Corps and am currently going to school. I am in need of $1,200 to catch up on some payments and to consolidate loans. I made a mistake of thinking I could handle buying a 42 inch flatscreen and i was doing good untill some unexpected finances popped up. I should have listend to others when they said to always save some of your earnings for rainy days but i guess i didnt.

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	6
Revolving Credit Balance:	$802.00	Public Records On File:	0
Revolving Line Utilization:	6.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381703

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381703	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381703. Member loan 381703 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	New Dream Network LLC	Debt-to-income ratio:	4.32%
Length of employment:	3 years 5 months	Location:	Brea, CA

Home town:
Current & past employers:	New Dream Network LLC
Education:	UC Santa Barbara

This borrower member posted the following loan description, which has not been verified:

~20K total in medical expenses discovered on emergency procedures that medical insurance did not cover before our marriage. Now we are married I have learned that a debt collector has taken this on. I am working with Original Creditor to pay directly, however only have 8k in cash on hand and do not want to dispose of 401K, paid off cars or other assets to cover this before they try to get a judgment against my wife and totally destroy her credit for 7 years. Ultimately want to save both our credit scores as much as possible so a home purchase is realistic in the coming years. Summary... Amount Requested: $12,000 Combined Annual Income: $85,000 Monthly Rent/Phone/Internet/Utilities: $1760 Outstanding CC Debt: 3.2K@ 0% through Nov this year Assets: 2 Cars are fully paid with combined KBB value of ~25k total . ~20K in retirement assets . 3K coming from class action lawsuit victory in the coming months I do Network Security/Abuse for a top 10 web host, my wife is a part time nursing tech, job security is very strong. We want this debt done as soon as possible to start house down payment saving. The aim is to pay as much as 1K a month (more if wife picks up more work days) . Seeking a 36 month term just to be safe.

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,428.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378024

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378024	$14,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378024. Member loan 378024 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,408 / month
Current employer:	CBS Corp.	Debt-to-income ratio:	16.75%
Length of employment:	2 years 5 months	Location:	Los Angeles, CA

Home town:	Syracuse
Current & past employers:	CBS Corp.
Education:	Ithaca College

This borrower member posted the following loan description, which has not been verified:

While I was in school, I used credit cards to supplement my income from month to month. Since I've graduated I've been working full time and have been able to completely stop using my cards. It's great but the interest rates are still high and I'd like to just make one payment each month. I've been completely current on every payment for each of the 4 cards and am just looking to simplify and cut them up for good! Thank you.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,713.00	Public Records On File:	0
Revolving Line Utilization:	62.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380510

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380510	$10,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380510. Member loan 380510 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Linking Inc.	Debt-to-income ratio:	7.40%
Length of employment:	2 years 2 months	Location:	ALTAMONTE SPRINGS, FL

Home town:	Orlando
Current & past employers:	Linking Inc., Walgreens
Education:

This borrower member posted the following loan description, which has not been verified:

loan needed to make a major purchase and also to consoldate all my bills into one monthly payment.

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$577.00	Public Records On File:	0
Revolving Line Utilization:	28.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 381406

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381406	$18,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381406. Member loan 381406 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,167 / month
Current employer:	dmc	Debt-to-income ratio:	21.94%
Length of employment:	20 years	Location:	Detroit, MI

Home town:
Current & past employers:	dmc
Education:	Wayne State University

This borrower member posted the following loan description, which has not been verified:

Looking to pay off and lower credit card debt.

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,980.00	Public Records On File:	0
Revolving Line Utilization:	96.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 381543

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381543	$4,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381543. Member loan 381543 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Royal Caribbean Cruises ltd.	Debt-to-income ratio:	9.96%
Length of employment:	16 years	Location:	DALLAS, GA

Home town:	Dallas
Current & past employers:	Royal Caribbean Cruises ltd., HHL Financial
Education:	Kennesaw State University

This borrower member posted the following loan description, which has not been verified:

I want to pay off some other expenses with this money as a consolidation.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	38
Revolving Credit Balance:	$10,046.00	Public Records On File:	0
Revolving Line Utilization:	77.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 381596

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381596	$10,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381596. Member loan 381596 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	mikes lawn care	Debt-to-income ratio:	3.28%
Length of employment:	50 years	Location:	LARGO, FL

Home town:	St lewis
Current & past employers:	mikes lawn care, self employed
Education:

This borrower member posted the following loan description, which has not been verified:

please contact us at 727-584-6161 about the loan

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	41
Revolving Credit Balance:	$1,110.00	Public Records On File:	0
Revolving Line Utilization:	19.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381651

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381651	$7,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381651. Member loan 381651 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,300 / month
Current employer:	Marketing G2	Debt-to-income ratio:	11.14%
Length of employment:	2 years	Location:	PHILADELPHIA, PA

Home town:	Pittsburgh
Current & past employers:	Marketing G2
Education:	Pennsylvania State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Requesting loan to consolidate debts and pay money owed.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	27
Revolving Credit Balance:	$475.00	Public Records On File:	0
Revolving Line Utilization:	9.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381731

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381731	$3,650	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381731. Member loan 381731 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Merrill Lynch	Debt-to-income ratio:	15.75%
Length of employment:	3 years	Location:	Robbinsville, NJ

Home town:	Brooklyn
Current & past employers:	Merrill Lynch
Education:	Rider University

This borrower member posted the following loan description, which has not been verified:

Citibank just raised my rate on a balance I have with them that I would like to pay off. I originally used the card for some furniture and other items for my new condo. I have a six figure job and have never been late on a payment. I wanted to bypass the banks and try to get a better rate than what Citi is trying to charge me.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,544.00	Public Records On File:	0
Revolving Line Utilization:	67.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 381737

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381737	$3,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381737. Member loan 381737 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	The Hartford	Debt-to-income ratio:	17.86%
Length of employment:	6 years	Location:	SANFORD, FL

Home town:	New Britain
Current & past employers:	The Hartford, Liberty Mutual Insurance Group
Education:

This borrower member posted the following loan description, which has not been verified:

I have had a once and a lifetime chance to go to Paris for a convention for my religion (I am a Jehovah's Witness). It is something that only happens every few years and you have to be personally invited. Once there I go to a 4 day convention and meet people who are also of my religion from all over the world and get spiritual encouragement. We were only given 3 months to come up with $3500. I have paid some but there is no way I can come up with the difference. I had an unexpected hospital stay this week and I have to pay taxes this year.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	37
Revolving Credit Balance:	$8,817.00	Public Records On File:	0
Revolving Line Utilization:	60.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381738

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381738	$16,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381738. Member loan 381738 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Odyssey IS	Debt-to-income ratio:	19.26%
Length of employment:	1 year	Location:	Frisco, TX

Home town:
Current & past employers:	Odyssey IS, Capgemini, ATA Airlines
Education:	Indiana Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I want to pay off my credit card faster by transferring it to a loan and closing the credit card.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,711.00	Public Records On File:	0
Revolving Line Utilization:	41.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 381758

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381758	$2,800	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381758. Member loan 381758 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,250 / month
Current employer:	Americredit	Debt-to-income ratio:	16.48%
Length of employment:	10 months	Location:	GRAND PRAIRIE, TX

Home town:	Grand Prairie
Current & past employers:	Americredit, Vandergriff Honda, Don Davis Toyota
Education:	The University of Texas at Arlington, Tarrant County College District

This borrower member posted the following loan description, which has not been verified:

I need a loan which I will payback shortly for a vehicle, My current vehicle is falling apart and I'm currently a full time college student while working at the same time. Thank You.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,399.00	Public Records On File:	0
Revolving Line Utilization:	50.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381765

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381765	$20,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381765. Member loan 381765 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,750 / month
Current employer:	Tulare County District Attorney	Debt-to-income ratio:	24.28%
Length of employment:	2 years	Location:	Visalia, CA

Home town:	Thousand Oaks
Current & past employers:	Tulare County District Attorney, The Law Offices of Nigel Burns
Education:	University of San Diego, Chapman University School of Law

This borrower member posted the following loan description, which has not been verified:

I have a consolidated loan with Bank of America called the Gold Option Loan. I am currently making timely payments and I am looking to reduce my rate.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	41
Revolving Credit Balance:	$26,499.00	Public Records On File:	0
Revolving Line Utilization:	52.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381766

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381766	$2,600	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381766. Member loan 381766 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Children's Scholarship Fund	Debt-to-income ratio:	5.30%
Length of employment:	1 year 5 months	Location:	PHILADELPHIA, PA

Home town:	Saint Paul
Current & past employers:	Children's Scholarship Fund, Pennsylvania MENTOR, Comcast Corporation, CBS Corporation
Education:	Temple University, Community College of Philadelphia, Saint Joseph's University, Camden County College

This borrower member posted the following loan description, which has not been verified:

My two remaining courses (6 credits) for my undergraduate degree are not covered by Federal Stafford Loans. I'm an independent, full-time student in my senior year at Temple University. I also work full-time as an administrative assistant at a nonprofit charity organization to support myself financially. Unfortunately, I do not have additional reserves, as my currently salary covers my rent, bills, textbooks and fees. The academic loan that I am requesting is the official tuition amount that Temple's financial services office informed me of today. Having this loan would allow me to graduate on time in August 2009, which is a personal and professional accomplishment, and a commitment that I made to myself 6 years ago.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	60
Revolving Credit Balance:	$4,620.00	Public Records On File:	0
Revolving Line Utilization:	64.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381769

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381769	$5,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381769. Member loan 381769 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Defense Department	Debt-to-income ratio:	7.16%
Length of employment:	10 years 6 months	Location:	Warrenton, VA

Home town:	Detroit
Current & past employers:	Defense Department, Naval Academy
Education:	Wayne State University

This borrower member posted the following loan description, which has not been verified:

Looking to obtain some immediate funds to send money to my nephew who was recently laid off from his job at GM. He is the closest family that I have and I would like to send some money to him to help him get off his feet to help him support his wife and newborn daughter.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1974	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$144.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381794

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381794	$6,950	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381794. Member loan 381794 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	RDMc Publishing	Debt-to-income ratio:	23.24%
Length of employment:	13 years	Location:	Fort Worth, TX

Home town:
Current & past employers:	RDMc Publishing, Living the Cross - Executive Director
Education:	Southwestern Baptist Theological Seminary

This borrower member posted the following loan description, which has not been verified:

I have owned and operated RDMc Publishing since 1996. We are a small business publishing company specializing in rare reprints. Our revenue-focus has been orders placed through the internet (this has contributed to 75% of sales). We are in the process of expanding our independent book retailers area. The capital will be used for inventory, publishing seminars, training, and updating equipment. More information about RDMc Publishing can be found at Dun and Bradstreet or at www.RDMcPublishing.com. I would be happy to provide any details needed. I have prepared a media kit that is available upon request. Please email me at richard@rdmcpublishing.com

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,775.00	Public Records On File:	0
Revolving Line Utilization:	47.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381795

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381795	$15,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381795. Member loan 381795 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	General Motors	Debt-to-income ratio:	6.19%
Length of employment:	10 years 8 months	Location:	Buffalo, NY

Home town:
Current & past employers:	General Motors
Education:	Canisius College

This borrower member posted the following loan description, which has not been verified:

I need this loan to consolidate several high interest credit cards. I want to have one bill and completely pay them off in 3 years. Thankyou.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,819.00	Public Records On File:	0
Revolving Line Utilization:	75.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381815

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381815	$3,500	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381815. Member loan 381815 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	GTECH Printing Corporation	Debt-to-income ratio:	21.71%
Length of employment:	6 months	Location:	Saint Petersburg, FL

Home town:	Jefferson City
Current & past employers:	GTECH Printing Corporation, Missouri State Lottery Commission
Education:	Columbia College-Columbia

This borrower member posted the following loan description, which has not been verified:

My portion of home down payment.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	13
Revolving Credit Balance:	$13,507.00	Public Records On File:	0
Revolving Line Utilization:	32.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381825

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381825	$16,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381825. Member loan 381825 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	fremont sheridan properties	Debt-to-income ratio:	5.00%
Length of employment:	12 years 2 months	Location:	skokie, IL

Home town:	Skokie
Current & past employers:	fremont sheridan properties
Education:	High School

This borrower member posted the following loan description, which has not been verified:

I needs fund to for more marketing and expansion.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1974	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$120,503.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 381858

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381858	$11,700	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381858. Member loan 381858 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,750 / month
Current employer:	Parkview Recording Inc	Debt-to-income ratio:	6.88%
Length of employment:	8 years 2 months	Location:	Bellmore, NY

Home town:	Brooklyn
Current & past employers:	Parkview Recording Inc, Fourteen Research Corp
Education:	Pace University-New York

This borrower member posted the following loan description, which has not been verified:

Here at Parkview Recording we are looking to make a business expansion to hire more employees and generate more income.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1969	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,602.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 381871

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381871	$20,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381871. Member loan 381871 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Princeton Pharmaceutical Partners	Debt-to-income ratio:	15.95%
Length of employment:	1 month	Location:	San Jose, CA

Home town:	Moscow
Current & past employers:	Princeton Pharmaceutical Partners, Nanosyn
Education:	Princeton University, California Institute of Technology (Caltech), Seton Hall University

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my business debt that is currently on my personal credit.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$143,283.00	Public Records On File:	0
Revolving Line Utilization:	67.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 381874

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381874	$18,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381874. Member loan 381874 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,183 / month
Current employer:	Pinnacle West Capital / Arizona Public Service Company (APS)	Debt-to-income ratio:	22.98%
Length of employment:	4 months	Location:	Mesa, AZ

Home town:	St. Joseph
Current & past employers:	Pinnacle West Capital / Arizona Public Service Company (APS), Mesa Air Group
Education:	Collins College

This borrower member posted the following loan description, which has not been verified:

This loan is to consolidate all but one of my credit card debts and one personal loan I have. I have never been delinquent on any payments and have paid off quite a few things in the past such as school loans, car loans and so on. I have a current budget plan in place and am following it. Currently also put a bi-weekly deposit into savings as well as participate in a company funded 401(k). Made a couple stupid young mistakes but now got my head on straight with a good job for a company that everyone has to do business with. I am an IS Security Analyst II for APS in Arizona. We are the largest electric utility in AZ. Was a contractor for over 2 years with my current employer and was recently moved to permanent 4 months ago. Have worked in the same field for over 6 years. Looking to have all major debt paid down within 3 to 5 years.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,182.00	Public Records On File:	0
Revolving Line Utilization:	72.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381877

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381877	$10,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381877. Member loan 381877 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Capstone Properties	Debt-to-income ratio:	13.50%
Length of employment:	4 months	Location:	Gainesville, FL

Home town:	Oaklawn
Current & past employers:	Capstone Properties, US Army
Education:	Santa Fe Community College at Gainesville

This borrower member posted the following loan description, which has not been verified:

I want to get this loan to keep build my credit rating by having an installment loan for the next three years. I took out a loan for $15000 in 2007 for flight school. Currently I owe about $7000 on that loan. My brother was a cosigner on that loan so I want to get rid of that ASAP which will get my brothers credit out of limbo. I have a boat a truck and a Honda civic all paid for. I just sold the boat for $3200 on Ebay and I will be selling my truck that I used to tow the boat since I have no need for that. I should get around $4000 for that since it is a 1999 Chevy Silverado. I just did my taxes and my refund is $2600. With this money I will pay off the rest of my flight school loan and start a savings fund for a down payment on a house. I make $13 an hour as a maintenance supervisor and I go to school full time. I was in the Army and I am currently in the National Guard. The guard pays 100% tuition and my GI Bill pays me $1300 a month to go to school. I have 3 credit cards two are around $300 and one is at $1000. I live with my girlfriend and we split the rent and cell phone bill. My bills for the month are around $800. With the money I will buy a motorcycle for under $10,000 and keep 1-2000 as another emergency fund. I already have $1000 set aside for emergencies. I figured it would be best to buy a motorcycle since insurance is cheap. My credit rating has been in the low 700's and I want it as close to 800 as possible. I rather keep an installment loan to reach that score so I can save money on a mortgage some day. I know investing in other people is a risk but I have paid off every loan early and never missed a payment on any of them. There will always be money available for a payment from my checking account.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	46
Revolving Credit Balance:	$2,109.00	Public Records On File:	0
Revolving Line Utilization:	42.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381881

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381881	$8,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381881. Member loan 381881 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Fletcher Allen Health Care	Debt-to-income ratio:	12.18%
Length of employment:	1 year 8 months	Location:	Essex Junction, VT

Home town:	Fair Haven
Current & past employers:	Fletcher Allen Health Care, Rite Aid Pharmacy
Education:	Castleton State College

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my credit cards into one loan. I believe that doing so will make life easier (one bill a month instead of two or three), and I hope to get a lower interest rate than my cards have. Like a lot of people I know I seem to have gotten in "over my head", but I refuse to allow myself to sink any deeper. I never pay a bill late, and I always pay more than the minimum due, I just need to make sure that I do what's right to avoid being overwhelmed by interest rates, etc, with my credit cards in the future. It appears to me that consolidating my debt into one loan and therefore one monthly payment will be the best option.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,765.00	Public Records On File:	0
Revolving Line Utilization:	35.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381889

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381889	$3,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381889. Member loan 381889 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,917 / month
Current employer:	General Electric	Debt-to-income ratio:	18.88%
Length of employment:	4 years 2 months	Location:	Manchester, NH

Home town:	Burlington
Current & past employers:	General Electric
Education:	University of Dayton

This borrower member posted the following loan description, which has not been verified:

Load to finance honeymoon for my future wife and I in favor of variable credit card rates and high interest. Loan will help bridge some of the immediate wedding and newlywed expenses we are incurring.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	30
Revolving Credit Balance:	$5,033.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381892

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381892	$7,525	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381892. Member loan 381892 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,625 / month
Current employer:	DuctVac Nortwest	Debt-to-income ratio:	22.32%
Length of employment:	2 months	Location:	Marysville, WA

Home town:	Degeberga
Current & past employers:	DuctVac Nortwest, Gensco Inc.
Education:	University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

I would like to pay down my credit card in addition to have a security buffer for possible unforeseen events.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,302.00	Public Records On File:	0
Revolving Line Utilization:	41.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381902

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381902	$1,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381902. Member loan 381902 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	American National Insurance Company	Debt-to-income ratio:	20.37%
Length of employment:	9 months	Location:	Tulsa, OK

Home town:	Henderson
Current & past employers:	American National Insurance Company, UPCO, Inc.
Education:	Rogers State University

This borrower member posted the following loan description, which has not been verified:

NEED ASAP..... I HAVE A FRIDAY DEADLINE..... I am a small business owner, Short on funds, trying to scare up the minimum to throw wife a memoriable 30th and cover a few business expenses till the 15th hits.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,990.00	Public Records On File:	0
Revolving Line Utilization:	58.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Posting Report Supplement No. 142 dated March 3, 2009